UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2021

SPRAGUE RESOURCES LP

(Exact name of registrant as specified in its charter)

Delaware	001-36137	45-2637964
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

185 International Drive

Portsmouth, NH 03801

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 225-1560

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units Representing Limited Partner Interests	SRLP	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01 Changes in Control of Registrant.

(b)            On June 16, 2021, Sprague HP Holdings, LLC (“Sprague HP Holdings”), as borrower, entered into a Credit Agreement with Coöperatieve Rabobank U.A., New York Branch, as administrative agent (the “Administrative Agent”), and the lenders from time to time party thereto (the “Credit Agreement”), providing for a term loan facility in an aggregate principal amount of $160 million. As security for the obligations under the Credit Agreement and certain secured hedging obligations (if incurred in the future), Sprague HP Holdings granted security interests in substantially all of its assets in favor of the Administrative Agent, including pledges of all common units of Sprague Resources LP (the “Partnership”) owned by Sprague HP Holdings, all of the Partnership’s incentive distribution rights and all of the issued and outstanding membership interests of Sprague Resources GP LLC, the general partner of the Partnership (the “General Partner”). As additional security for the obligations under the Credit Agreement, Hartree Partners, LP granted a security interest in all of the issued and outstanding membership interests of Sprague HP Holdings in favor of the Administrative Agent. As a result of its ownership of the General Partner, Sprague HP Holdings has the ability to control the Partnership’s management and operations and appoint all of the members of the board of directors of the General Partner. The foregoing pledges and security interests granted in connection with the Credit Agreement, if foreclosed upon by the Administrative Agent or the lenders upon the occurrence of an event of default thereunder, would result in a change in control of the Partnership.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT	DESCRIPTION
104	Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRAGUE RESOURCES LP

By:	Sprague Resources GP LLC, its General Partner

By:	/s/ Paul A. Scoff
Paul A. Scoff
Vice President, General Counsel, Chief Compliance Officer & Secretary

Dated: June 17, 2021